AMERICAN HOME PRODUCTS CORPORATION
        FIVE GIRALDA FARMS, MADISON, NEW JERSEY  07940, (973) 660-5000


                                                             EXECUTIVE OFFICES

FOR IMMEDIATE RELEASE
Media Contact:                                Investor Contact:
Lowell Weiner                                 Thomas Cavanagh
(973) 660-5013                                (973) 660-5706


             AMERICAN HOME PRODUCTS STATES THAT DELAWARE COURT OF
                  CHANCERY SETS HEARING FOR JANUARY 24, 2000



     Madison, N.J., November 19, 1999 -- American Home Products Corporation

(NYSE: AHP) today stated that the Delaware Chancery Court has adopted the schedule proposed by Warner-Lambert and American Home Products and set a

preliminary hearing for January 24, 2000 with respect to Pfizer Inc's amended complaint challenging certain aspects of the merger agreement between

Warner-Lambert and American Home Produces announced on November 4, 1999

     American Home Products stated, "We look forward to presenting our case in the Delaware Court of Chancery and are confident that our arguments will prevail.  We remain committed to our announced merger of equals transaction which we believe is strategically and financially compelling for our shareholders, and which will create enormous near and long-term value for the shareholders of both companies."

     American Home Products Corporation is one of the world's largest research-based pharmaceutical and health care product companies.  It is a leader in the discovery, development, manufacturing, and marketing of prescription drugs and over-the-counter medications.  It is also a global

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leader in vaccines, biotechnology, agricultural products, and animal health care.  In 1999, its revenues are expected to approach $14 billion and the company will invest $1.8 billion in research and development.  It employs

52,000 people worldwide.

     Statements made in this press release that state "we will," "we expect," or otherwise state the companies' predictions for the future are forward-
looking statements.   Actual results might differ materially from those
projected in the forward-looking statements. Additional information concerning factors that could cause actual results to materially differ from those in the forward-looking statements is contained in the Company's annual report on Form 10K for the year ended December 31, 1998 filed with the U.S. Securities and Exchange Commission. For a copy of these filings, call the media contacts listed on this press release.



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